SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 9, 2009
_______

SIGA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23047	13-3864870
(State or other jurisdiction of	(Commission file number)	(I.R.S. employer
incorporation or organization)		identification no.)

420 Lexington Avenue,
Suite 408		10170
New York, New York		(Zip code)
(Address of principal executive
offices)

Registrant’s telephone number, including area code: (212) 672-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On December 9, 2009, SIGA Technologies, Inc. (the “Company”) entered into a Placement Agent Agreement (the “Placement Agent Agreement”) with RBC Capital Markets Corporation and Cowen and Company, LLC (the “Placement Agents”), relating to the offering to certain investors (the “Investors”) of 2,725,339 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”).

     On December 9, 2009, the Company entered into Subscription Agreements with the Investors providing for the sale of the Common Stock in the offering at a purchase price of $7.35 per share. The net proceeds of the offering to the Company will be approximately $18.8 million after deducting Placement Agents’ commissions and expense reimbursements but before deducting other offering expenses. The Company currently intends to use the net proceeds from the offering for general corporate purposes, including development of its product candidates, the acquisition or in-license of technologies, products or businesses, working capital and capital expenditures. The Company has not determined the amount of net proceeds to be used specifically for the foregoing purposes.

     The offering is being made pursuant to a prospectus supplement dated December 9, 2009 and an accompanying base prospectus dated November 18, 2009, pursuant to the Company’s existing shelf registration statement on Form S-3 (File No. 333-162746), as amended by Amendment No. 1 to such registration statement (the “Registration Statement”) which was filed with the Securities and Exchange Commission (the “Commission”) on November 9, 2009 and declared effective by the Commission on November 18, 2009.

     The offering is expected to close on or before December 14, 2009, subject to customary closing conditions.

     The Placement Agent Agreement contains customary representations, warranties, covenants and agreements by the Company, and customary conditions to closing, indemnification obligations of the Company and the Placement Agents, including for liabilities under the Securities Act of 1933, as amended (the “Act”), other obligations of the parties and termination provisions.

     The foregoing descriptions of the Placement Agent Agreement and the Subscription Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the agreements, which are attached to this report as Exhibits 1.1 and Exhibit 10.1, respectively, and incorporated by reference herein. The opinion of the Company’s counsel regarding the validity of the shares issued pursuant to the offering is filed as Exhibit 5.1 hereto.

Item 7.01. Regulation FD Disclosure.

     On December 10, 2009, the Company issued a press release announcing that it had priced its offering of the Common Stock. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

     The information set forth in this Item 7.01 and the attached Exhibit 99.1 is furnished to, but shall not be deemed “filed” with, the Commission for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise incorporated by reference into any filing pursuant to the Act, or the Exchange Act, except as otherwise expressly stated in such a filing.

Item 8.01. Other Events.

Updated Risk Factor

     The Company hereby updates the second risk factor listed under the heading “Risks Related to Our Intellectual Property” in its Annual Report on Form 10-K for the year ended December 31, 2008 to read in its entirety as follows:

     If our technologies are alleged or found to infringe the patents or proprietary rights of others, we may be sued, we may have to pay damages or be barred from pursuing a technology, or we may have to license those rights to or from others on unfavorable terms.

     Our commercial success will depend significantly on our ability to operate without infringing the patents or proprietary rights of third parties. Our technologies, or the technologies of third parties on which we may depend, may infringe the patents or proprietary rights of others. If there is an adverse outcome in any dispute concerning rights to these technologies, then we could be subject to significant liability, required to license disputed rights from or to other parties and/or required to cease using a technology necessary to carry out our research, development and commercialization activities. At present, we are unaware of any or potential patent infringement claims relating to any of our products.

     The costs to establish or defend against claims of infringement or interference with patents or other proprietary rights can be expensive and time-consuming, even if the outcome is favorable. An outcome of any patent or proprietary rights administrative proceeding or litigation that is unfavorable to us may have a material adverse effect on us. We could incur substantial costs if we are required to defend ourselves in suits brought by third parties or if we initiate such suits. We may not have sufficient funds or resources in the event of litigation. Additionally, we may not prevail in any such action.

     Any dispute resulting from claims based on patents and proprietary rights could result in a significant reduction in the coverage of the patents or proprietary rights owned, optioned by or licensed to us and limit our ability to obtain meaningful protection for our rights. If patents are issued to third parties that contain competitive or conflicting claims, we may be legally prohibited from researching, developing or commercializing potential products or be required to obtain licenses to these patents or to develop or obtain alternative technology. We may be legally prohibited from using technology owned by others, may not be able to obtain any license to the patents or technologies of third parties on acceptable terms, if at all, or may not be able to obtain or develop alternative technologies.

     In December 2006, PharmAthene, Inc. (“PharmAthene”) filed an action against us in the Court of Chancery in the State of Delaware, captioned PharmAthene, Inc. v. SIGA Technologies, Inc., C.A. No. 2627-N. In its amended complaint, PharmAthene asks the Court to order us to enter into a license agreement with PharmAthene with respect to ST-246®, as well as issue a declaration that we are obliged to execute such a license agreement, and award damages resulting from our supposed breach of that obligation. PharmAthene also alleges that we breached an obligation to negotiate such a license agreement in good faith, as well as seeks damages for promissory estoppel and unjust enrichment based on supposed information, capital and assistance that PharmAthene allegedly provided to us during the negotiation process. In January 2008, the Court of Chancery denied our motion to dismiss the original complaint and lifted a related stay of discovery. In May 2009, PharmAthene amended its complaint with respect to its claim for breach of an obligation to negotiate in good faith, and we filed our answer to the amended complaint and counterclaim denying the new claim and asserting defenses.

     PharmAthene has submitted an expert report asserting several alternative theories of damages, including amounts in a wide range of up to one billion dollars. We believe that the expert’s damages analyses are flawed and methodologically unsound. We also continue to believe that we have meritorious defenses to the claims. Discovery is continuing on these damages estimates and other matters. It is not currently possible to estimate a range of loss, if any.

     In addition, like many biopharmaceutical companies, we may from time to time hire scientific personnel formerly employed by other companies involved in one or more areas similar to the activities conducted by us. We and/or these individuals may be subject to allegations of trade secret misappropriation or other similar claims as a result of their prior affiliations.

Updated Legal Proceedings

     The Company also hereby updates the disclosure under the heading “Legal Proceedings” included as Part II, Item 1 of its Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 to read in its entirety as follows:

     In December 2006, PharmAthene, Inc. (“PharmAthene”) filed an action against us in the Court of Chancery in the State of Delaware, captioned PharmAthene, Inc. v. SIGA Technologies, Inc., C.A. No. 2627-N. In its amended complaint, PharmAthene asks the Court to order us to enter into a license agreement with PharmAthene with respect to ST-246®, as well as issue a declaration that we are obliged to execute such a license agreement, and award damages resulting from our supposed breach of that obligation. PharmAthene also alleges that we breached an obligation to negotiate such a license agreement in good faith, as well as seeks damages for promissory estoppel and unjust enrichment based on supposed information, capital and assistance that PharmAthene allegedly provided to us during the negotiation process. In January 2008, the Court of Chancery denied our motion to dismiss the original complaint and lifted a related stay of discovery. In May 2009, PharmAthene amended its complaint with respect to its claim for breach of an obligation to negotiate in good faith, and we filed our answer to the amended complaint and counterclaim denying the new claim and asserting defenses.

     PharmAthene has submitted an expert report asserting several alternative theories of damages, including amounts in a wide range of up to one billion dollars. We believe that the expert’s damages analyses are flawed and methodologically unsound. We also continue to believe that we have meritorious defenses to the claims. Discovery is continuing on these damages estimates and other matters. It is not currently possible to estimate a range of loss, if any.

Item 9.01. Financial Statements and Exhibits.

     (d) Exhibits

Exhibit No.	Description
1.1	Placement Agent Agreement among RBC Capital Markets Corporation, Cowen and Company, LLC and the Company, dated December 9, 2009.

5.1	Opinion of Kramer Levin Naftalis & Frankel LLP.

10.1	Form of Subscription Agreement.

23.1	Consent of Kramer Levin Naftalis & Frankel LLP (contained in its opinion filed as Exhibit 5.1).

99.1	Press Release, dated December 10, 2009.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGA TECHNOLOGIES, INC.

		By:	/s/ Ayelet Dugary
Ayelet Dugary
Chief Financial Officer

Date:	December 10, 2009